EXHIBIT 10.1

March 15, 2021

Psychemedics Corporation

289 Great Road

Acton, MA 01720

Attn: Andrew Limbek

Re: Conditional Waiver

Dear Mr. Limbek

Reference is made to that certain Master Loan and Security Agreement No. 26928-70000 dated as of March 19, 2014 (as amended, modified or supplemented from time to time, the “Master Loan Agreement”) between Banc of America Leasing & Capital, LLC (“BALC”) and Psychemedics Corporation (the “Company”). The Master Loan Agreements, collectively with all exhibits, addenda, Equipment Notes, certificates, riders and other documents and instruments executed and delivered to BALC in connection therewith, which evidence, secure, guaranty, or relate to the Master Loan Agreement, are collectively referred to as the “Equipment Finance Documents.” Capitalized terms not otherwise defined herein shall have the meanings ascribed them in the Equipment Finance Documents.

The Master Loan Agreement includes (through an Addendum thereto) financial covenants applicable to the Company. As you know, the Company was not in compliance with certain of the financial covenants set forth in the Master Loan Agreement. Specifically, the Company was not in compliance with the Minimum EBITDA of $1 applicable to the Company for the fiscal period ended December 31, 2020 (the “Covenant Breach”). The Covenant Breach resulted in the occurrence of an Event of Default under the Equipment Finance Documents (the “Specified Event of Default”). The Company has asked that BALC waive the Specified Event of Default.

Subject to the terms of this letter, BALC hereby agrees to waive the Specified Event of Default, for the period ending December 31, 2020 only (the “Waiver”); provided, however, that, as a condition to, and in consideration of, BALC providing the Waiver, the Company shall execute and deliver to BALC the amendments to the Master Loan Agreement delivered to the Company simultaneously herewith, which amendment revises the financial covenants set forth in the Master Loan Agreement (the “Amendment”).

This letter does not constitute, except as expressly provided herein, a consent to any action of the Company under the Equipment Finance Documents or a waiver of any right, power or remedy of BALC under the Equipment Finance Documents, nor constitute a waiver of any other provision of the Equipment Finance Documents. Except as expressly provided herein, BALC reserves all of its rights and remedies available in respect of the Equipment Finance Documents and under applicable law. By signing below, the Company hereby acknowledges and agrees that each and every term and condition of the Equipment Finance Documents is hereby ratified and confirmed and shall remain in full force and effect, without waiver or modification, except as expressly provided herein, and that nothing contained or implied herein shall be construed as a future consent or waiver of any other term or condition contained in the Equipment Finance Documents.

This letter and the waiver contained herein shall not apply to any of the Notes that BALC has assigned to a third party unless such third party has approved or consented to the terms of this letter.

Please sign below to signify your acknowledgment, acceptance and approval of the terms of this letter agreement and return this letter agreement, together with an executed copy of the Amendment, to my attention no later than March 23, 2021. Failure to return a countersigned copy of this letter and the executed Amendment on or before the date indicated above shall nullify the Waiver contained herein and, under such circumstances, BALC may, in its sole and absolute discretion, choose to exercise its rights and remedies under the terms of the Equipment Finance Documents and applicable law.

Very truly yours, BANC OF AMERICA LEASING & CAPITAL, LLC By Name: Shawn Coffee Title: VICE PRESIDENT

ACKNOWLEDGED, ACCEPTED AND AGREED TO THIS 19th DAY OF March , 2021

Psychemedics Corporation

By:

Name: Andrew Limbek

Title: VP, Controller

Bank of America Banc of America Leasing & Capital, LLC	Amendment Number 002 to Master Loan and Security Agreement No. 26928-70000

This Amendment Number 002 (this “Amendment”) is made as of this 23rd day of March, 2021, to Master Loan and Security Agreement No. 26928-70000 dated as of March 19, 2014 (together with all addenda, amendments, notes, schedules, and riders thereto, the “Agreement”), between Banc of America Leasing & Capital, LLC (“Lender”) and Psychemedics Corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, Lender and the Borrower are parties to the Agreement, which includes that certain Addendum to Master Loan and Security Agreement that adds certain financial covenants to the Agreement (the “Addendum”); and

WHEREAS, Lender and Borrower desire to amend certain provisions of the Agreement (and, in particular, provisions in the Addendum) as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and premises as hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Agreement is hereby amended by deleting the following sentence in Sections 1.c.(2)(ii) to the Addendum as follows:

“Other Covenants: maintain (1) minimum quarterly EBITDA of (ii) $225,000, for the fiscal quarter ending March 31, 2021”

2.

Sections 1.c.(2)(ii) to the Addendum is hereby amended by replacing deleted sentence in bullet 1 above with the following sentence:

“Other Covenants: maintain (1) minimum quarterly EBITDA of (ii) $1, for the fiscal quarter ending March 31, 2021”

3.	Except as amended hereby, the Agreement (and the Addendum) shall remain in full force and effect and is in all respects hereby ratified and affirmed. To the extent that the provisions of this Amendment conflict with the provisions of the Agreement, the provisions of this Amendment shall control. Capitalized terms not otherwise defined herein shall have the meanings ascribed them in the Agreement (including the Addendum).

4.	This Amendment shall apply to all Equipment Notes now existing (except any Equipment Notes that Lender has assigned to a third party unless such third party has approved or consented to this Amendment) or hereafter entered into under the Agreement.

IN WITNESS WHEREOF, the parties, each by its duly authorized officer or agent, have duly executed and delivered this Amendment, which is intended to take effect as a sealed instrument, as of the day and year first written above.

Psychemedics Corporation (Borrower)	Banc of America Leasing & Capital, LLC (Lender)
By: Name: Andrew Limbek Title: VP, Controller	By: Name: Shawn Coffee Title: Vice President